EXHIBIT 11
                      NATIONAL SANITARY SUPPLY COMPANY
                   COMPUTATION OF EARNINGS PER SHARE (a)
                                (UNAUDITED)

                                            Three Months Ended       Nine Months Ended
(thousands, except per share data)              September 30,          September 30,
----------------------------------          -------------------      ------------------
                                              1996        1995         1996      1995
                                            -------     -------      -------    -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                 $ 1,812     $ 1,977      $ 3,965    $ 4,106
                                            =======     =======      =======    =======

Average Number of Shares of
 Common Stock Outstanding                     6,141       6,079        6,139      6,068
Incremental Effect of
 Unexercised Stock Options                       82          81           78         81
                                            -------     -------      -------    -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                      6,223       6,160        6,217      6,149
                                            =======     =======      =======    =======
Earnings per Common and Common
 Equivalent Share                           $  0.29     $  0.32      $  0.64    $  0.67
                                            =======     =======      =======    =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                 $ 1,812     $ 1,977      $ 3,965    $ 4,106
                                            =======     =======      =======    =======
Average Number of Shares of
 Common Stock Outstanding                     6,141       6,079        6,139      6,068
Incremental Effect of
 Unexercised Stock Options                      109         116           99        102
                                            -------     -------      -------    -------
Average Number of Shares of
 Common Stock Assuming
 Full Dilution                                6,250       6,195        6,238      6,170
                                            =======     =======      =======    =======
Earnings Per Common Share
 Assuming Full Dilution                     $  0.29     $  0.32      $  0.64    $  0.67
                                            =======     =======      =======    =======
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.

                                              E-1
                                          Page 9 of 9